UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously reported, C. Harry Knowles, the founder of the Registrant and Chairman of the Board of Directors of the Registrant, was appointed as interim Chief Executive Officer of the Registrant on May 9, 2006, to be effective May 15, 2006.

On July 11, 2006, the Board of Directors of the Registrant formalized the terms of compensation to be paid to C. Harry Knowles for Mr. Knowles’ provision of senior executive services (“Services”) to the Registrant, which were provided in connection with and prior to his appointment as interim Chief Executive Officer. Mr. Knowles is being paid a sum of $1,500 per day for each day he has performed, or will perform, such Services. Through the end of the second quarter of 2006, Mr. Knowles had provided 74 days of Services. Commencing July 1, 2006, Mr. Knowles shall be paid on a monthly basis for the Services, after providing to the Registrant’s Chief Financial Officer a list of days on which Services were rendered.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc.
(Registrant)

July 17, 2006	By:	/s/ Kevin Bratton
	Name:	Kevin Bratton
	Title:	Chief Financial Officer

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